Exhibit 99.1
Zoom Video Communications Reports Financial Results for the Third Quarter of Fiscal Year 2023
•Third quarter total revenue of $1,101.9 million, up 5% year over year as reported and 7% in constant currency
•Third quarter Enterprise revenue of $614 million, up 20% year over year
•Third quarter GAAP operating margin of 6.0% and non-GAAP operating margin of 34.6%
•Number of customers contributing more than $100,000 in trailing 12 months revenue up 31% year over year
San Jose, California – November 21, 2022 – Zoom Video Communications, Inc. (NASDAQ: ZM), today announced financial results for the third fiscal quarter ended October 31, 2022.
“At Zoomtopia, we announced a number of innovations including Zoom Mail and Zoom Calendar, along with new partnerships that are expected to power and enhance the modern work experience,” said Eric S. Yuan, Zoom founder, and CEO. “Our customers are increasingly looking to Zoom to help them enable flexible work environments and empower authentic connections and collaboration. Proactively addressing these needs with Zoom's expanding platform continues to be our focus in this dynamic environment. In Q3, we drove revenue above guidance with continued momentum in Enterprise. In addition, our non-GAAP operating income came in meaningfully higher than our outlook, setting us up to finish the year with full-year revenue growth, strong GAAP and non-GAAP profitability, and free cash flow that we expect to be at the high end of our range of $1 billion to $1.15 billion.”1

Third Quarter Fiscal Year 2023 Financial Highlights:
•Revenue: Total revenue for the third quarter was $1,101.9 million, up 5% year over year. After adjusting for foreign currency impact, revenue in constant currency was $1,126.1 million, up 7% year over year in constant currency. Enterprise revenue was $614.3 million, up 20% year over year and Online revenue was $487.6 million, down 9% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the third quarter was $66.5 million, compared to GAAP income from operations of $290.9 million in the third quarter of fiscal year 2022. After adjusting for stock-based compensation expense and related payroll taxes, and acquisition-related expenses, non-GAAP income from operations for the third quarter was $380.9 million, compared to non-GAAP income from operations of $411.3 million in the third quarter of fiscal year 2022. For the third quarter, GAAP operating margin was 6.0% and non-GAAP operating margin was 34.6%.
•Net Income and Diluted Net Income Per Share: GAAP net income attributable to common stockholders for the third quarter was $48.4 million, or $0.16 per share, compared to GAAP net income attributable to common stockholders of $340.3 million, or $1.11 per share in the third quarter of fiscal year 2022.
Non-GAAP net income for the third quarter was $323.2 million, after adjusting for stock-based compensation expense and related payroll taxes, losses (gains) on strategic investments, net, acquisition-related expenses, undistributed earnings attributable to participating securities, and the tax effects on non-GAAP adjustments. Non-GAAP net income per share was $1.07. In the third quarter of fiscal year 2022, non-GAAP net income was $338.4 million, or $1.11 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of October 31, 2022 was $5.2 billion.
•Cash Flow: Net cash provided by operating activities was $295.3 million for the third quarter, compared to $394.6 million in the third quarter of fiscal year 2022. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $272.6 million, compared to $374.8 million in the third quarter of fiscal year 2022.
Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the third quarter of fiscal year 2023, Zoom had:
•Approximately 209,300 Enterprise customers, up 14% from the same quarter last fiscal year.

•A trailing 12-month net dollar expansion rate for Enterprise customers of 117%.
•3,286 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 31% from the same quarter last fiscal year.
•Online average monthly churn of 3.1% for Q3, down 60 bps from the same quarter last fiscal year.
Financial Outlook: Zoom is providing the following guidance for its fourth quarter fiscal year 2023 and its full fiscal year 2023.
•Fourth Quarter Fiscal Year 2023: Total revenue is expected to be between $1.095 billion and $1.105 billion and revenue in constant currency is expected to be between $1.120 billion and $1.130 billion. Non-GAAP income from operations is expected to be between $316.0 million and $326.0 million. Non-GAAP diluted EPS is expected to be between $0.75 and $0.78 with approximately 301 million weighted average shares outstanding.
•Full Fiscal Year 2023: Total revenue is expected to be between $4.370 billion and $4.380 billion and revenue in constant currency is expected to be between $4.442 billion and $4.452 billion. Full fiscal year non-GAAP income from operations is expected to be between $1.490 billion and $1.500 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $3.91 and $3.94 with approximately 304 million weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
1 The free cash flow outlook range assumes that the Section 174 tax legislation requiring capitalization of R&D expenses will be repealed or deferred by Congress by the end of this fiscal year.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on November 21, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom is for you. Zoom is a space where you can connect to others, share ideas, make plans, and build toward a future limited only by your imagination. Our frictionless communications platform is the only one that started with video as its foundation, and we have set the standard for innovation ever since. That is why we are an intuitive, scalable, and secure choice for large enterprises, small businesses, and individuals alike. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Visit zoom.com and follow @zoom.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the fourth quarter of fiscal year 2023 and full fiscal year 2023, Zoom’s free cash flow outlook, assumptions related to Section 174 tax legislation requiring capitalization of R&D expenses being repealed or deferred, Zoom’s market position, opportunities, and growth strategy, product initiatives and go-to market motions and the expected benefits resulting from the same, and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, including the potential effect on our user growth rate as the impact of the COVID-19 pandemic tapers, particularly as users return to work or school or are otherwise no longer subject to limitations on in-person meetings, as well as the impact of COVID-19 and other macroeconomic conditions, including inflation, on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable, market volatility, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2022. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, gains/losses on strategic investments, net, litigation settlements, net, and undistributed earnings attributable to participating securities, including the tax effects of all non-GAAP adjustments. Zoom excludes gains on strategic investments, net because given the size and volatility in the ongoing adjustments to the valuation of our strategic investments, we believe that excluding these gains or losses facilitates a more meaningful evaluation of our operational performance. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provide useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.

Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how our underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts. Zoom defines Enterprise customers as distinct business units who have been engaged by either Zoom’s direct sales team, channel partners or independent software vendor partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.

Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Entry MRR is defined as the recurring revenue run-rate of subscription agreements from all Online customers, including revenue from monthly subscribers that have not provided any indication that they intend to cancel their subscriptions. Zoom then determines the MRR related to customers who canceled or downgraded their subscription during the applicable quarter (“Applicable Quarter MRR Churn”). Zoom divides the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR Churn rate for Online Customers for the applicable quarter. Zoom then divides that amount by three to calculate the online average monthly churn.
Public Relations
Colleen Rodriguez
Head of Global Public Relations and Executive Communications
press@zoom.us

Investor Relations
Tom McCallum
Head of Investor Relations
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of
	October 31, 2022	January 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,096,174	$1,062,820
Marketable securities	4,068,818	4,356,446
Accounts receivable, net	589,573	419,673
Deferred contract acquisition costs, current	221,871	199,266
Prepaid expenses and other current assets	165,661	145,602
Total current assets	6,142,097	6,183,807
Deferred contract acquisition costs, noncurrent	173,305	164,714
Property and equipment, net	250,843	222,354
Operating lease right-of-use assets	90,981	95,965
Strategic investments	354,549	367,814
Goodwill	122,556	27,607
Deferred tax assets	550,539	382,296
Other assets, noncurrent	152,308	106,761
Total assets	$7,837,178	$7,551,318
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,247	$7,841
Accrued expenses and other current liabilities	561,300	430,415
Deferred revenue, current	1,307,763	1,141,435
Total current liabilities	1,896,310	1,579,691
Deferred revenue, noncurrent	46,460	38,481
Operating lease liabilities, noncurrent	78,128	85,018
Other liabilities, noncurrent	60,468	68,110
Total liabilities	2,081,366	1,771,300

Stockholders’ equity:
Preferred stock	—	—
Common stock	292	299
Additional paid-in capital	3,572,368	3,749,514
Accumulated other comprehensive loss	(72,716)	(17,902)
Retained earnings	2,255,868	2,048,107
Total stockholders’ equity	5,755,812	5,780,018
Total liabilities and stockholders’ equity	$7,837,178	$7,551,318

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $82.4 million and $59.7 million as of October 31, 2022 and January 31, 2022, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenue	$1,101,899	$1,050,756	$3,275,157	$3,028,488
Cost of revenue	270,665	270,957	806,097	797,207
Gross profit	831,234	779,799	2,469,060	2,231,281
Operating expenses:
Research and development	195,946	98,508	512,801	245,994
Sales and marketing	427,747	293,698	1,191,004	810,544
General and administrative	141,033	96,736	389,939	362,971
Total operating expenses	764,726	488,942	2,093,744	1,419,509
Income from operations	66,508	290,857	375,316	811,772
(Losses) gains on strategic investments, net	(6,898)	122,421	(78,014)	154,497
Other expense, net	(4,861)	(2,995)	(8,482)	(3,171)
Income before provision for income taxes	54,749	410,283	288,820	963,098
Provision for income taxes	6,396	69,900	81,059	78,100
Net income	48,353	340,383	207,761	884,998
Undistributed earnings attributable to participating securities	—	(112)	(17)	(430)
Net income attributable to common stockholders	$48,353	$340,271	$207,744	$884,568

Net income per share attributable to common stockholders:
Basic	$0.16	$1.14	$0.70	$2.99
Diluted	$0.16	$1.11	$0.68	$2.89
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	295,537,026	297,375,011	297,765,848	295,647,626
Diluted	301,986,341	305,939,624	305,273,812	305,726,733

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$48,353	$340,383	$207,761	$884,998
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	302,815	114,801	767,693	315,912
Amortization of deferred contract acquisition costs	67,124	46,299	186,626	125,691
Losses (gains) on strategic investments, net	6,898	(122,421)	78,014	(154,497)
Depreciation and amortization	21,766	12,584	57,921	35,275
Provision for accounts receivable allowances	12,853	8,890	39,580	23,482
Non-cash operating lease cost	5,882	4,498	16,949	13,131
Amortization of discount/premium on marketable securities	(665)	6,909	4,156	19,546
Other	22,623	1,863	41,928	2,127
Changes in operating assets and liabilities:
Accounts receivable	(112,122)	8,718	(238,020)	(108,541)
Prepaid expenses and other assets	(27,102)	(14,628)	(163,721)	(71,998)
Deferred contract acquisition costs	(60,817)	(62,708)	(217,822)	(165,305)
Accounts payable	8,120	(31,898)	24,561	12,062
Accrued expenses and other liabilities	52,129	78,105	116,391	171,914
Deferred revenue	(46,225)	7,877	174,325	304,513
Operating lease liabilities, net	(6,318)	(4,716)	(17,668)	(12,440)
Net cash provided by operating activities	295,314	394,556	1,078,674	1,395,870
Cash flows from investing activities:
Purchases of marketable securities	(350,196)	(1,351,726)	(1,927,049)	(3,446,313)
Maturities of marketable securities	831,199	255,639	2,137,875	1,047,545
Sales of marketable securities	—	162,013	—	281,582
Purchases of property and equipment	(22,698)	(19,767)	(75,568)	(111,816)
Purchases of strategic investments	(3,500)	(39,449)	(65,050)	(126,349)
Proceeds from strategic investments	300	—	300	—
Cash paid for acquisition, net of cash acquired	—	—	(120,553)	(2,121)
Purchases of intangible assets	(7,357)	(9,626)	(10,568)	(9,626)
Net cash provided by (used in) investing activities	447,748	(1,002,916)	(60,613)	(2,367,098)
Cash flows from financing activities:
Cash paid for repurchases of common stock	(564,832)	—	(990,778)	—
Proceeds from issuance of common stock for employee stock purchase plan	—	—	34,605	37,846
Proceeds from employee equity transactions (remitted) to be remitted to employees and tax authorities, net	3,216	(47,242)	671	(28,342)
Proceeds from exercise of stock options	1,750	3,023	6,815	11,044
Other	—	—	—	337
Net cash (used in) provided by financing activities	(559,866)	(44,219)	(948,687)	20,885
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(20,528)	—	(36,639)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	162,668	(652,579)	32,735	(950,343)
Cash, cash equivalents, and restricted cash – beginning of period	943,420	1,995,352	1,073,353	2,293,116
Cash, cash equivalents, and restricted cash – end of period	$1,106,088	$1,342,773	$1,106,088	$1,342,773

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
GAAP income from operations	$66,508	$290,857	$375,316	$811,772
Add:
Stock-based compensation expense and related payroll taxes	305,258	118,708	780,712	339,825
Litigation settlements, net	—	—	(4,226)	66,916
Acquisition-related expenses	9,119	1,713	22,450	18,317
Non-GAAP income from operations	$380,885	$411,278	$1,174,252	$1,236,830
GAAP operating margin	6.0%	27.7%	11.5%	26.8%
Non-GAAP operating margin	34.6%	39.1%	35.9%	40.8%

GAAP net income attributable to common stockholders	$48,353	$340,271	$207,744	$884,568
Add:
Stock-based compensation expense and related payroll taxes	305,258	118,708	780,712	339,825
Litigation settlements, net	—	—	(4,226)	66,916
Losses (gains) on strategic investments, net	6,898	(122,421)	78,014	(154,497)
Acquisition-related expenses	9,119	1,713	22,450	18,317
Undistributed earnings attributable to participating securities	—	112	17	430
Tax effects on non-GAAP adjustments	(46,442)	—	(122,254)	—
Non-GAAP net income	$323,186	$338,383	$962,457	$1,155,559

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.16	$1.14	$0.70	$2.99
Non-GAAP net income per share - basic	$1.09	$1.14	$3.23	$3.91
GAAP net income per share - diluted	$0.16	$1.11	$0.68	$2.89
Non-GAAP net income per share - diluted	$1.07	$1.11	$3.15	$3.78

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	295,537,026	297,375,011	297,765,848	295,647,626
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	301,986,341	305,939,624	305,273,812	305,726,733

Net cash provided by operating activities	$295,314	$394,556	$1,078,674	$1,395,870
Less: Purchases of property and equipment	(22,698)	(19,767)	(75,568)	(111,816)
Free cash flow (non-GAAP)	$272,616	$374,789	$1,003,106	$1,284,054
Net cash provided by (used in) investing activities	$447,748	$(1,002,916)	$(60,613)	$(2,367,098)
Net cash (used in) provided by financing activities	$(559,866)	$(44,219)	$(948,687)	$20,885
Operating cash flow margin (GAAP)	26.8%	37.5%	32.9%	46.1%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022		2022
	Revenue	YoY Growth (%)	Revenue	YoY Growth (%)
GAAP revenue	$1,101,899	5%	$3,275,157	8%
Add: Constant currency impact	24,194	2%	47,674	2%
Revenue in constant currency (non-GAAP)	1,126,093	7%	3,322,831	10%